Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Phillips-Van Heusen Corporation 2000 Stock Option Plan of our report dated March 7, 2000, with respect to the consolidated financial statements and schedule of Phillips-Van Heusen Corporation included in its Annual Report (Form 10-K) for the year ended January 30, 2000 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

New York, New York

July 10, 2000